INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this "Agreement"), made as of October 8, 2009, is by and among (a) Collateral Agents, LLC, a New York limited liability company as Collateral Agent, (b) the Senior Secured Note Holders identified on Schedule A hereto, (c) the Junior Secured Note Holders identified on Schedule B hereto, and (d) the Unsecured Note Holders identified on Schedule C hereto.

RECITALS:

A. China Cablecom Holdings, Ltd., a British Virgin Islands company (together with its successors and assigns and any receiver, trustee or debtor-in-possession on its behalf or on behalf of any successor or assign, the "Borrower"), and Senior Secured Note Holders shall enter into that certain Subscription Agreement on or about October 9, 2009 (as amended, restated, refinanced, supplemented or otherwise modified from time to time as permitted hereunder, the "Senior Secured Subscription Agreement"), pursuant to which Senior Secured Note Holders will make loans and certain other financial accommodations secured by liens on and security interests in substantially all of the assets and properties of Borrower located outside of the People's Republic of China, to be evidenced by certain Senior Secured Notes of even date therewith in an original aggregate principal amount of $33,000,000 and in the individual original principal amounts set forth on Schedule A hereto (as amended, restated, supplemented or otherwise modified from time to time, the "Senior Secured Notes").

B. Pursuant to a Security Agreement to be executed as of the date of the Senior Secured Subscription Agreement (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Senior Secured Security Agreement") by Borrower in favor of the Collateral Agent, Borrower shall grant the Collateral Agent, for the benefit of the Senior Secured Note Holders, a security interest in, lien upon and pledge of its rights in the Collateral (as defined therein).

C. China Cablecom Ltd., a British Virgin Islands company and wholly-owned Subsidiary of the Borrower ("CCL"), shall guarantee all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed or owing under or in respect of the Senior Secured Notes, and the other Transaction Documents as defined in the Senior Secured Subscription Agreement, as the case may be, pursuant to the terms of that certain Guaranty to be executed as of the date of the Senior Secured Subscription Agreement (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Senior Secured Guaranty") by CCL in favor of the Collateral Agent (on its behalf and on behalf of the Senior Secured Note Holders).

D. Borrower and Junior Secured Note Holders have entered into that certain Secured Notes Exchange and Waiver Agreement dated as of the date of this Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Junior Secured Exchange Agreement"), pursuant to which Junior Secured Note Holders made loans and certain other financial accommodations secured by liens on and security interests in substantially all of the assets and properties of Borrower located outside of the People's Republic of China, as evidenced by those certain Junior Secured Notes, dated as of the date of this Agreement, in an

original aggregate principal amount of $18,000,000 and in the individual original principal amounts set forth on Schedule B hereto (as amended, restated, supplemented or otherwise modified from time to time, the "Junior Secured Notes").

E. Pursuant to a Security Agreement dated as of the date of this Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Junior Secured Security Agreement") by Borrower in favor of the Collateral Agent, Borrower granted the Collateral Agent, for the benefit of the Junior Secured Note Holders, a security interest in, lien upon and pledge of its rights in the Collateral (as defined therein).

F. CCL guaranteed all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed or owing under or in respect of the Junior Secured Notes, and the other Transaction Documents as defined in the Junior Secured Exchange Agreement, as the case may be, pursuant to the terms of that certain Guaranty dated as of the date of this Agreement (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Junior Secured Guaranty") by CCL in favor of the Collateral Agent (on its behalf and on behalf of the Junior Secured Note Holders).

G. The Senior Secured Note Holders shall appoint as of the date of the Senior Secured Subscription Agreement, and the Junior Secured Note Holders are contemporaneously herewith appointing, the Collateral Agent pursuant to a Collateral Agent Agreement dated as of the date hereof.

H. CCL, the Borrower and Unsecured Note Holders shall enter into that Unsecured Note Exchange and Waiver Agreement on the date of the Senior Secured Subscription Agreement (as amended, restated, refinanced, supplemented or otherwise modified from time to time as permitted hereunder, the "Unsecured Note Exchange Agreement"), pursuant to which Unsecured Note Holders will make loans and certain other financial accommodations to Borrower to be evidenced by certain Unsecured Notes dated as of the date thereof (as amended, restated, supplemented or otherwise modified from time to time, the "Unsecured Notes") in an original aggregate principal amount of $11,000,000 and in the individual original principal amounts set forth on Schedule C hereto.

I. CCL shall guarantee all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed or owing under or in respect of the Unsecured Notes, and the other Transaction Documents as defined in the Unsecured Exchange Agreement, as the case may be, pursuant to the terms of that certain Guaranty to be executed on the date of the Unsecured Note Exchange Agreement (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Unsecured Guaranty") by CCL in favor of the Unsecured Note Holders.

J. Collateral Agent, on behalf of itself and the Senior Secured Note Holders and Junior Secured Note Holders; and the Senior Secured Note Holders, Junior Secured Note Holders and Unsecured Note Holders, each on its own behalf, desire to enter into this Agreement to, among other things, (i) confirm the relative priorities of the Liens (as defined below) of Collateral Agent, on behalf of itself and the Senior Secured Note Holders and Junior Secured Note Holders; and the Senior Secured Note Holders, Junior Secured Note Holders and

Unsecured Note Holders, each on its own behalf, in the assets and properties of Borrower and the Obligors, and (ii) provide for the orderly sharing among them, in accordance with such priorities, of the Proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.

In consideration of the mutual benefits accruing to Collateral Agent, Senior Secured Note Holders, Junior Secured Note Holders and Unsecured Note Holders hereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1. DEFINITIONS

All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein, shall have the meanings set forth therein, and all other capitalized terms used herein but not defined shall have the meanings set forth in the Senior Secured Subscription Agreement, Junior Secured Exchange Agreement, or Unsecured Note Exchange Agreement, as the case may be. In addition, as used in this Agreement (including in the preamble and recitals above), the following terms shall have the meanings ascribed to them below (all references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural):

"Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

"Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

"Cash Proceeds" shall mean all Proceeds of any Collateral received by any Grantor or Holder Party consisting of cash, checks or the like.

"Collateral" shall mean all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, whether now owned or hereafter acquired, of Borrower or any Obligor, whether or not now or ever in possession of the Collateral Agent, on which a Lien is granted under any of the Purchase Documents.

"Collateral Agent" shall mean Collateral Agents, LLC, in its capacity as collateral agent for the Senior Secured Note Holders and Junior Secured Note Holders, and its successors and assigns in such capacity.

"Discharge of Junior Secured Debt" shall mean the indefeasible payment in full in cash or any other form of consideration that is expressly acceptable to each Junior Secured Note Holder (provided that the acceptance in any one instance by a Junior Secured Note Holder of such other form of consideration shall not be deemed to be a waiver or relinquishment of such Junior Secured Note Holder's right to decline such other form of consideration at any other time) of the Junior Secured Debt (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). If after receipt of any payment of, or Proceeds applied to the payment of, the Junior Secured Debt, Collateral Agent or any Junior Secured Note

Holder is required to surrender or return such payment or Proceeds to any person for any reason, then the Junior Secured Debt intended to be satisfied by such payment or Proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or Proceeds had not been received by Collateral Agent or any Junior Secured Note Holder, as the case may be, and no Discharge of Junior Secured Debt shall be deemed to have occurred.

"Discharge of Senior Secured Debt" shall mean the indefeasible payment in full in cash or any other form of consideration that is expressly acceptable to each Senior Secured Note Holder (provided that the acceptance in any one instance by a Senior Secured Note Holder of such other form of consideration shall not be deemed to be a waiver or relinquishment of such Senior Secured Note Holder's right to decline such other form of consideration at any other time) of the Senior Secured Debt (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). If after receipt of any payment of, or Proceeds applied to the payment of, the Senior Secured Debt, Collateral Agent or any Senior Secured Note Holder is required to surrender or return such payment or Proceeds to any Person for any reason, then the Senior Secured Debt intended to be satisfied by such payment or Proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or Proceeds had not been received by Collateral Agent or any Senior Secured Note Holder, as the case may be, and no Discharge of Senior Secured Debt shall be deemed to have occurred.

"Enforcement Action" shall mean (i) the exercise of any rights and remedies in respect of the Collateral by the applicable Holder Party (other than demand for payment of any Senior Secured Debt or Junior Secured Debt or acceleration thereof), (ii) any action by any Holder Party to foreclose on the Lien of such Person in any Collateral, (iii) any action by any Holder Party to take possession of, sell or otherwise realize (judicially or non-judicially) upon any Collateral (including, without limitation, by setoff or notification of account debtors), and/or (iv) the commencement by any Holder Party of any legal proceedings against or with respect to any Collateral to facilitate the actions described in clauses (i) through (iii) above, including the commencement of any Insolvency Proceeding. In addition, "Enforcement Action" shall also mean (a) taking from or for the account of any Obligor or any Person, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by such Obligor with respect to the Junior Secured Debt and Unsecured Debt, (b) suing for payment of, or initiating or participating with others in any suit, action or proceeding against any Obligor to (1) enforce payment of or to collect the whole or any part of the Junior Secured Debt and Unsecured Debt, or (2) commence judicial enforcement of any of the rights and remedies under the Junior Secured Debt Documents and Unsecured Debt Documents or applicable law with respect to the Junior Secured Debt and Unsecured Debt, including, without limitation, commencing an Insolvency Proceeding, (c) accelerating the Junior Secured Debt and Unsecured Debt, (d) exercising any put option or to cause any Obligor to honor any redemption or mandatory prepayment obligation under any Junior Secured Debt Document or Unsecured Debt Document, (d) notifying account debtors or directly collect accounts receivable or other payment rights of any Obligor, or (e) exercising in any other manner any remedies with respect to the Junior Secured Debt and Unsecured Debt set forth in any Junior Secured Debt Document or Unsecured Debt Document or that otherwise might be available to such Junior Secured Note

Holder and Unsecured Note Holder at law, in equity, pursuant to judicial proceeding or otherwise.

"Event of Default" shall mean an "Event of Default" or similar term, as such terms are defined in the applicable Purchase Document as long as any such Purchase Document is in effect.

"Grantors" shall mean Borrower and each Obligor.

"Holder Party" shall mean, individually or collectively as the context may require, Collateral Agent, Senior Secured Note Holders, Junior Secured Note Holders, Unsecured Note Holders, and their respective successors and assigns.

"Insolvency Proceeding" shall mean, as to any Person, any insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of any Grantor or any of its Subsidiaries or any of their respective properties.

"Junior Secured Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Obligor to Collateral Agent and/or any Junior Secured Note Holder evidenced by or arising under the Junior Secured Debt Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Junior Secured Debt Documents or after the commencement of any Insolvency Proceeding with respect to Borrower or any Obligor (and including, without limitation, the payment of interest, fees, costs and other charges which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such amount is allowed or allowable in whole or in part in any such Insolvency Proceeding), and in each case, whether or not allowed or allowable in an Insolvency Proceeding.

"Junior Secured Debt Default" shall mean an Event of Default under any Junior Secured Debt Document.

"Junior Secured Debt Documents" shall mean the Junior Secured Exchange Agreement, the Junior Secured Notes, the Junior Secured Guaranty, the Junior Secured Security Agreement and all agreements, documents and instruments at any time executed and/or delivered by a Borrower or any Obligor or any other Person with, to or in favor of the Junior Secured Note Holders and/or Collateral Agent in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated.

"Junior Secured Note Holder" shall mean each Noteholder (as defined in the Junior Secured Exchange Agreement) to the Junior Secured Exchange Agreement, each holder of a Junior Secured Note and each other holder of all or any portion of the Junior Secured Debt, and their respective successors and assigns, in each case in their capacities as such (including any

other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Junior Secured Debt at any time and from time to time).

"Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

"Obligor" shall mean, individually and collectively, any Person liable on or in respect of the Unsecured Debt, Junior Secured Debt and Senior Secured Debt and each of their successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of any such successor or assign.

"Permitted Junior Secured Debt Payments" means the following payments in respect of the Junior Secured Debt, in each instance due and payable in accordance with the terms of the Junior Secured Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement: (i) any cancellation, reduction, or deemed payment of Junior Secured Debt, not including an Optional Redemption as defined in the Junior Secured Note, (ii) payment of interest by delivery of Borrower's Ordinary Shares, and (iii) provided a Senior Secured Debt Default has not occurred and is continuing, regularly scheduled payments of principal of the Junior Secured Notes pursuant to the terms of the Junior Secured Notes in effect as of the date of this Agreement or as modified in accordance with the terms of this Agreement.

"Permitted Unsecured Debt Payments" means the following payments in respect of the Unsecured Debt, in each instance due and payable in accordance with the terms of the Unsecured Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement: (i) any cancellation, reduction, or deemed payment of Unsecured Debt, not including an Optional Redemption as defined in the Unsecured Note, (ii) payment of interest by delivery of Borrower's Ordinary Shares, and (iii) provided a Senior Secured Debt Default or Junior Secured Debt Default has not occurred and is continuing, regularly scheduled payments of principal of the Unsecured Notes pursuant to the terms of the Unsecured Notes in effect as of the date of this Agreement or as modified in accordance with the terms of this Agreement.

"Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, or other entity or governmental unit (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

"Proceeds" shall mean "proceeds" as defined in Article 9 of the UCC as in effect in the state of New York on the date hereof with respect to Collateral, including any payment or property received on account of any secured claim in any Insolvency Proceeding.

"Purchase Documents" shall mean, collectively, the Senior Secured Debt Documents, the Junior Secured Debt Documents, and the Unsecured Debt Documents.

"Senior Secured Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Obligor to the Collateral Agent and/or any Senior Secured Note Holder evidenced by or arising under the Senior Secured Debt Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising during or after the initial or any renewal term of the Senior Secured Debt Documents or after the commencement of any Insolvency Proceeding with respect to Borrower or any Obligor (and including, without limitation, the payment of interest, fees, costs and other charges which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such amount is allowed or allowable in whole or in part in any such Insolvency Proceeding), and in each case, whether or not allowed or allowable in an Insolvency Proceeding.

"Senior Secured Debt Default" shall mean (i) any Event of Default under a Senior Secured Note or any other Senior Secured Debt Document and (ii) a material default by Junior Secured Note Holders and Unsecured Note Holders under this Agreement.

"Senior Secured Debt Documents" shall mean the Senior Secured Subscription Agreement, Senior Secured Note, the Senior Secured Guaranty, the Senior Secured Security Agreement, this Agreement and all other agreements, documents and instruments at any time executed and/or delivered by Borrower or any Obligor or any other Person with, to or in favor of Collateral Agent or any Senior Secured Note Holder in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated.

"Senior Secured Note Holder" shall mean (a) each subscriber party to the Senior Secured Subscription Agreement, (b) each holder of a Senior Secured Note and (c) each other holder of all or any portion of the Senior Secured Debt, and their respective successors and assigns, in each case in their capacities as such (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Senior Secured Debt at any time and from time to time).

"Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than thirty percent (30%) of the outstanding equity securities having ordinary voting power to elect a majority of the governing body of such corporation (irrespective of whether, at the time, equity securities of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of thirty percent (30%) or more of such equity securities whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than

thirty percent (30%) or of which any such Person is a general partner or may exercise the powers of a general partner.

"UCC" shall mean the Uniform Commercial Code, or similar body of laws as amended and in effect in any applicable jurisdiction.

"Unsecured Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Obligor to the Collateral Agent and/or any Unsecured Note Holder evidenced by or arising under the Unsecured Debt Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising during or after the initial or any renewal term of the Unsecured Debt Documents or after the commencement of any Insolvency Proceeding with respect to Borrower or any Obligor (and including, without limitation, the payment of interest, fees, costs and other charges which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such amount is allowed or allowable in whole or in part in any such Insolvency Proceeding), and in each case, whether or not allowed or allowable in an Insolvency Proceeding.

"Unsecured Debt Documents" shall mean the Unsecured Note Exchange Agreement, Unsecured Note, the Unsecured Guaranty, this Agreement and all other agreements, documents and instruments at any time executed and/or delivered by Borrower or any Obligor or any other Person with, to or in favor of Collateral Agent or any Unsecured Note Holder in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated.

"Unsecured Note Holder" shall mean (a) each investor party to the Unsecured Note Exchange Agreement, and (b) each holder of all or any portion of the Unsecured Debt, and their respective successors and assigns, in each case in their capacities as such (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Unsecured Debt at any time and from time to time).

Section 2. PAYMENTS; SECURITY INTERESTS; PRIORITIES; REMEDIES

2.1 Priorities.

(a) The Collateral Agent, for itself and on behalf of the Senior Secured Note Holders, and each Senior Secured Note Holder hereby acknowledges that the Collateral Agent, for the benefit of the Junior Secured Note Holders, has been granted Liens upon all of the Collateral pursuant to the Junior Secured Debt Documents to secure the Junior Secured Debt. The Collateral Agent, for itself and on behalf of the Junior Secured Note Holders, and each Junior Secured Note Holder hereby acknowledges that the Collateral Agent, for the benefit of the Senior Secured Note Holders, has been granted Liens upon all of the Collateral pursuant to the Senior Secured Debt Documents to secure the Senior Secured Debt. The Collateral Agent acknowledges that the Unsecured Note Holders have not been granted a security interest in the Collateral. The Unsecured Note Holders acknowledge that they have no Liens in the Collateral

and the Unsecured Debt is subordinate to the Liens of the Collateral Agent on behalf of the Senior Secured Note Holders and Junior Secured Note Holders.

(b) Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of a Holder Party in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Purchase Documents, the Liens of Collateral Agent upon the Collateral on behalf of the Senior Secured Note Holders have and shall have priority over the Liens of Collateral Agent upon the Collateral on behalf of the Junior Secured Note Holders and such Liens of Collateral Agent on behalf of the Junior Secured Note Holders are and shall be junior and subordinate to the Liens of Collateral Agent upon the Collateral on behalf of the Senior Secured Note Holders. The priorities given to the Liens of Collateral Agent, Senior Secured Note Holders, and Junior Secured Note Holders, upon the Collateral pursuant to this Section 2.1(b) and the terms of this Agreement and the acknowledgement of the Unsecured Note Holders in Section 2.1(a) shall continue to govern the relative rights and priorities of the Senior Secured Note Holders, Junior Secured Note Holders and Unsecured Note Holders with respect to the Collateral, even if all or any part of the Liens in favor of a Holder Party are subordinated, avoided, disallowed, unperfected, set aside or otherwise invalidated, whether pursuant to an Insolvency Proceeding, any other judicial proceeding or otherwise, and this Agreement shall be reinstated if at any time any payment of any of the Senior Secured Debt or Junior Secured Debt is rescinded or must be returned by any holder thereof or any representative of such holder.

(c) Each Holder Party shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Holder Party has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Holder Parties and shall not impose on any Holder Party any obligations in respect of the disposition of Proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law. The Collateral Agent, on behalf of itself and the Junior Secured Note Holders, and the Unsecured Note Holders on their own behalf, agree that it and they will not object to or contest, in any proceeding (including, without limitation, an Insolvency Proceeding) or otherwise, the validity, extent, perfection, priority or enforceability of the Liens of the Collateral Agent, for the benefit of the Senior Secured Note Holders, upon the Collateral; provided, that the foregoing is not intended and shall not be deemed or construed to limit the ability of the Collateral Agent or any Holder Party to enforce the terms and provisions of this Agreement. The Collateral Agent, on behalf of itself and the Senior Secured Note Holders, and the Unsecured Note Holders, on their own behalf, agree that it and they will not object to or contest, in any proceeding (including, without limitation, an Insolvency Proceeding) or otherwise, the validity, extent, perfection, priority or enforceability of the Liens of the Collateral Agent, on behalf of the Junior Secured Note Holders, upon the Collateral; provided, that the foregoing is not intended and shall not be deemed or construed to limit the ability of the Collateral Agent or any Holder Party to enforce the terms and provisions of this Agreement.

(d) Notwithstanding anything to the contrary contained in the Junior Secured Debt Documents, until the Discharge of Senior Secured Debt, in no event shall Collateral Agent

or the Junior Secured Note Holders be permitted to receive or retain any cash payment of principal, interest, fees, costs, expenses or other amounts on account of the Junior Secured Debt except Permitted Junior Secured Debt Payments. This Section 2.1(d) shall not apply to any cash payment of principal, interest, fees, costs, expenses or other amounts received prior to the effective date of this Agreement on account of the Junior Secured Debt. Notwithstanding the foregoing, no Obligor may make, and neither Collateral Agent nor any Junior Secured Note Holder may receive, any payment of principal, interest or any other amount with respect to the Junior Secured Debt if, at the time of such payment or immediately after giving effect thereto, a Senior Secured Debt Default exists. Obligors may resume Permitted Junior Secured Debt Payments (and may make any Permitted Junior Secured Debt Payments missed due to the application of this Section 2.1(d)) in respect of the Junior Secured Debt upon the earlier to occur of (x) written notice form the Collateral Agent to the Obligors of the cure or waiver of such Senior Secured Debt Default in accordance with the terms of the Senior Secured Debt Documents or (y) Discharge of the Senior Secured Debt.

(e) Notwithstanding anything to the contrary contained in the Unsecured Debt Documents, until the Discharge of Senior Secured Debt and the Discharge of Junior Secured Debt, in no event shall Unsecured Note Holders be permitted to receive or retain any cash payment of principal, interest, fees, costs, expenses or other amounts on account of the Unsecured Debt except Permitted Unsecured Debt Payments. This Section 2.1(e) shall not apply to any cash payment of principal, interest, fees, costs, expenses or other amounts received prior to the effective date of this Agreement on account of the Unsecured Debt. Notwithstanding the foregoing, no Obligor may make, and no Unsecured Note Holder may receive, any payment of principal, interest or any other amount with respect to the Unsecured Debt if, at the time of such payment or immediately after giving effect thereto, a Senior Secured Debt Default or a Junior Secured Note Default exists. Obligors may resume Permitted Unsecured Debt Payments (and may make any Permitted Unsecured Debt Payments missed due to the application of this Section 2.1(e)) in respect of the Unsecured Debt upon the earlier to occur of (x) the cure or waiver of such Senior Secured Debt Default in accordance with the terms of the Senior Secured Debt Documents and the cure or waiver of such Junior Secured Debt Default in accordance with the terms of the Junior Secured Debt Documents, or (y) Discharge of the Senior Secured Debt and Discharge of Junior Secured Debt.

2.2 No Alteration. The priorities of the Liens provided in this Agreement shall not be altered or otherwise affected by (a) any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Senior Secured Debt or the Junior Secured Debt and Unsecured Debt to the extent the same is permitted hereunder, nor (b) any action or inaction which any of the Holder Parties may take or fail to take in respect of the Collateral. The parties hereto acknowledge and agree that it is their intention that the Collateral securing the Senior Secured Debt as of the date of the Senior Secured Subscription Agreement and the Collateral securing the Junior Secured Debt as of the date hereof be identical in all material respects and, in furtherance of such intent, the parties hereto agree: (a) to cooperate in good faith in order to determine, upon any request by the Collateral Agent, the specific assets included in the Collateral securing their respective obligations, the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under any Purchase Document,

and (b) any Lien obtained by any Holder Party in respect of any judgment obtained in respect of any obligations shall be subject in all respects to the terms of this Agreement.

2.3 Application of Proceeds. All Proceeds of Collateral received by any Holder Party shall be distributed (a) first, to Collateral Agent, for application to the Senior Secured Debt, as a permanent repayment thereof, in accordance with the terms of the Senior Secured Debt Documents as in effect on the date of the Senior Secured Subscription Agreement, until the Discharge of Senior Secured Debt and (b) second, to Collateral Agent, for application to the Junior Secured Debt, until the Discharge of Junior Secured Debt and (c) third, to the Person legally entitled thereto.

2.4 Insurance and Condemnation Awards. Each Holder Party agrees that any Collateral or Proceeds thereof or payment with respect thereto received by any Holder Party in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) with respect to Collateral, shall be promptly transferred or paid over to the applicable Holder Party entitled thereto in accordance with Section 2.3 for application to the Senior Secured Debt or Junior Secured Debt, as applicable, in accordance with Section 2.3, in the same form as received and with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Senior Secured Debt, the holders of Senior Secured Debt shall have the sole and exclusive right, subject to the rights of the Borrower and Obligors under the applicable Purchase Documents, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of any Collateral. Subsequent to the Discharge of Senior Secured Debt and until the Discharge of Junior Secured Debt, the holders of Junior Secured Debt shall have the sole and exclusive right, subject to the rights of the Borrower and Obligors under the applicable Purchase Documents, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of any Collateral. In the event the holders of Senior Secured Debt or Junior Secured Debt, as the case may be, permit the Borrower or any Obligor to utilize the proceeds of insurance to replace Collateral, the Purchase Documents shall be deemed to permit such use of proceeds.

2.5 Exercise of Rights.

(a) Subject to the terms and conditions set forth in this Agreement, Collateral Agent and the Senior Secured Note Holders and after Discharge of Senior Secured Debt, the Collateral Agent and Junior Secured Note Holders shall have the right to manage, perform and enforce the terms of their respective Purchase Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their discretion and the exercise of their business judgment, including, without limitation, the right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral, and to incur expenses in connection with such sale, lease or other disposition and to exercise all of the rights and remedies of a secured lender under the UCC of any applicable jurisdiction.

(b) Until the Discharge of Senior Secured Debt, the Junior Secured Note Holders and Unsecured Note Holders shall not take any Enforcement Action without the prior written consent of the holders of the Senior Secured Debt. Until Discharge of the Junior Secured

Debt, the Unsecured Note Holders shall not take any Enforcement Action without the consent of the Junior Secured Note Holders.

(c) Notwithstanding anything to the contrary contained herein, no Junior Secured Note Holder nor any Unsecured Note Holder will hinder, delay or contest any Enforcement Action taken by Collateral Agent on behalf of any Senior Secured Note Holder or by any Senior Secured Note Holder, to the extent such Holder Party is diligently pursuing such Enforcement Action in good faith and in a commercially reasonable manner and in compliance with the terms of this Agreement.

(d) Notwithstanding anything to the contrary contained herein, no Unsecured Note Holder will hinder, delay or contest any Enforcement Action taken by Collateral Agent on behalf of any Junior Secured Note Holder or by any Junior Secured Note Holder, to the extent such Holder Party is diligently pursuing such Enforcement Action in good faith and in a commercially reasonable manner and in compliance with the terms of this Agreement.

(e) At any time in connection with an Enforcement Action taken by Collateral Agent on behalf of the Senior Secured Note Holders, the Collateral Agent may release or otherwise terminate its Liens on the subject Collateral in favor of the Senior Secured Note Holders (including a release of Obligors on a guaranty to the extent such Enforcement Action consists of a sale of all of the equity securities of such Obligor which have been pledged to or on behalf of Senior Secured Note Holders), to the extent such Collateral is to be sold or otherwise disposed of pursuant to an Enforcement Action; provided that upon such release the Liens of the Junior Secured Note Holders with respect to such Collateral shall automatically and unconditionally be released; and provided further however that such release shall not extend to or otherwise affect any of the rights of the Junior Secured Note Holder to Liens on and security interests in the proceeds from any such sale or other disposition of Collateral, subject to the terms hereof.

(f) Collateral Agent and Senior Secured Note Holders may at all times take Enforcement Actions in respect of the Collateral to the extent permitted by the terms and provisions of the Senior Secured Debt Documents in each case without notice to or further consent of the Junior Secured Note Holders and Unsecured Note Holders, except for such notice required hereunder.

2.6 No Impairment. Nothing in this Agreement shall be construed to in any way limit or impair the right of: (a) Collateral Agent on behalf of Junior Secured Note Holders and Junior Secured Note Holders themselves to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated on behalf of Senior Secured Note Holders or (b) Collateral Agent on behalf of Junior Secured Note Holders and Junior Secured Note Holders themselves to join (but not control) any foreclosure or other judicial Lien enforcement proceeding with respect to the Collateral initiated by or on behalf of Senior Secured Note Holders, so long as such Person does not delay or interfere in any material respect with the exercise by Collateral Agent on behalf of Senior Secured Note Holders and Senior Secured Note Holders of their respective rights as provided in this Agreement.

2.7 Amendments to Purchase Documents.

(a) Senior Secured Note Holders may at any time and from time to time without the consent of or notice to Collateral Agent, Junior Secured Note Holders and Unsecured Note Holders, without incurring liability to Junior Secured Note Holders or Unsecured Note Holders and without impairing or releasing the obligations of Collateral Agent or any Junior Secured Note Holders or Unsecured Note Holders under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any Senior Secured Debt, or amend, supplement, restate or otherwise modify in any manner any Senior Secured Debt Document; provided that Senior Secured Note Holders shall not, without the prior written consent of Junior Secured Note Holders holding greater than sixty-six percent (66%) of the outstanding principal balance of the Junior Secured Debt, agree to any modification, amendment, consent or supplement to the Senior Secured Debt Documents, the effect of which is to (i) increase any applicable interest rate margin with respect to the Senior Secured Note by more than two hundred (200) basis points in excess of the interest rate margins set forth in the Senior Secured Note as in effect on the date hereof, except in connection with the imposition of the default rate of interest applicable to the Senior Secured Debt in accordance with the terms of the Senior Secured Debt Documents as in effect on the date of the Senior Secured Subscription Agreement, or (ii) shorten the final scheduled maturity date of the Senior Secured Debt except to the extent permitted in the Senior Secured Debt Documents.

(b) Collateral Agent and the Junior Secured Note Holders may at any time and from time to time without the consent of or notice to Collateral Agent, Senior Secured Note Holders and Unsecured Note Holders, without incurring liability to Collateral Agent, Senior Secured Note Holders, or any Unsecured Note Holder and without impairing or releasing the obligations of Collateral Agent or any Senior Secured Note Holders or Unsecured Note Holders under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any Junior Secured Debt, or amend, supplement, restate or otherwise modify in any manner any Junior Secured Debt Document.

2.8 Default Notices. Each Holder Party shall endeavor to give to the other Holder Parties concurrently with the giving thereof to the Borrower and/or Obligors (i) a copy of any written notice by such Holder Party of an Event of Default under its respective Purchase Documents with the Borrower and/or Obligors, or written notice of demand of payment from the Borrower and/or Obligors and (ii) a copy of any written notice sent by such Holder Party to the Borrower and/or Obligors at any time an Event of Default under such Holder Party's Purchase Documents with the Borrower and/or Obligors exists stating such Holder Party's intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or non-judicial remedy in respect thereof to the extent permitted hereunder, and any legal process served or filed in connection therewith; provided, that the failure of any party to give notice as required hereby shall not affect the relative priorities of any Holder Party's respective Liens as provided herein or the validity or effectiveness of any such notice as against the Borrower or any Obligor.

Section 3. WAIVERS AND INCORRECT PAYMENTS

3.1 Each Holder Party, to the fullest extent permitted by applicable law, waives as to each other Holder Party any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right

that may otherwise be available under applicable law. If prior to the Discharge of Senior Secured Debt any payment (whether made in cash, securities or other property) is received by Collateral Agent or any Junior Secured Note Holder or Unsecured Note Holder on account of the Junior Secured Debt or Unsecured Debt, respectively, in violation of any term or provision of this Agreement, such payment shall not be commingled with any asset of Collateral Agent or such Junior Secured Note Holder or Unsecured Note Holder, shall be held in trust by such Person for the benefit of the Senior Secured Note Holder and shall promptly be paid over to the applicable holder of Senior Secured Debt entitled thereto, or its designated representative, for application to the payment of the Senior Secured Debt then remaining unpaid. If prior to the Discharge of the Junior Secured Debt any payment (whether made in cash, securities or other property) is received by Collateral Agent or any Unsecured Note Holder on account of the Unsecured Debt, respectively, in violation of any term or provision of this Agreement, such payment shall not be commingled with any asset of Collateral Agent or such Unsecured Note Holder, shall be held in trust by such Person for the benefit of the holder of Junior Secured Debt and shall promptly be paid over to the applicable holder of Junior Secured Debt entitled thereto, or its designated representative, for application to the payment of the Unsecured Debt then remaining unpaid.

Section 4. INSOLVENCY

4.1 Insolvency Proceedings. In the event of any Insolvency Proceeding of any Grantor:

(a) all Senior Secured Debt first shall be paid in full in cash before any payment (whether made in cash, securities or other property) of or with respect to the Junior Secured Debt shall be made;

(b) all Junior Secured Debt first shall be paid in full in cash before any payment (whether made in cash, securities or other property) of or with respect to the Unsecured Debt shall be made;

(c) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Secured Debt or Unsecured Debt shall be paid or delivered directly to the holders of Senior Secured Debt until the Discharge of Senior Secured Debt, and each Junior Secured Note Holder and Unsecured Note Holder irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and each Junior Secured Note Holder and Unsecured Note Holder also irrevocably authorizes, empowers and directs the Collateral Agent to demand, sue for, collect and receive every such payment or distribution (on its behalf and for the other holders of Senior Secured Debt);

(d) after Discharge of the Senior Secured Debt any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Unsecured Debt shall be paid or delivered directly to the holders of the Junior Secured Debt until the Discharge of the Junior Secured Debt, and each Unsecured Note Holder irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and each Unsecured Note Holder also

irrevocably authorizes, empowers and directs the Collateral Agent to demand, sue for, collect and receive every such payment or distribution (on its behalf and for the other holders of the Junior Secured Debt);

(e) each of Collateral Agent and each Junior Secured Note Holder and Unsecured Note Holder agrees to execute and deliver to the other parties to this Agreement or its representative all such further instruments confirming the authorization referred to in the foregoing clauses (c) and (d); and

(f) each Junior Secured Note Holder and Unsecured Note Holder agrees to execute, verify, deliver and file any proofs of claim in respect of the Junior Secured Debt and Unsecured Debt, respectively, requested by the Collateral Agent in connection with any such Insolvency Proceeding and hereby irrevocably authorizes, empowers and appoints the Collateral Agent its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim upon the failure of such Person promptly to do so (and in any event prior to fifteen (15) days before the expiration of the time to file any proof of claim in respect of such Junior Secured Debt and Unsecured Debt); provided the Collateral Agent shall have no obligation to execute, verify, deliver, and/or file any such proof of claim.

4.2 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization, on account of all of the Senior Secured Debt, the Junior Secured Debt and Unsecured Debt, then, to the extent the debt obligations distributed on account of the Senior Secured Debt, Junior Secured Debt and Unsecured Debt are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

4.3 No Challenges to Claims. The Collateral Agent, for itself and on behalf of the Junior Secured Note Holders and each Unsecured Note Holder on its own behalf, agrees that neither Collateral Agent, any Junior Secured Note Holder nor any Unsecured Note Holder shall oppose or seek to challenge any claim by Collateral Agent on behalf of any Senior Secured Note Holder or any Senior Secured Note Holder for itself for allowance in any Insolvency Proceeding of any Senior Secured Debt, including those consisting of post-petition interest, fees or expenses. The Collateral Agent for itself and on behalf of the Senior Secured Note Holders and each Unsecured Note Holder on its own behalf agrees that neither Collateral Agent, any Senior Secured Note Holder nor any Unsecured Note Holder shall oppose or seek to challenge any claim by Collateral Agent on behalf of a Junior Secured Note Holder, nor any Junior Secured Note Holder for itself for allowance in any Insolvency Proceeding of any Junior Secured Debt, including those consisting of post-petition interest, fees or expenses.

4.4 Separate Grants of Security and Separate Classes. Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of the (x) Senior Secured Note Holders and the Collateral Agent on their behalf, (y) the Junior Secured Note Holders and Collateral Agent on their behalf, and (z) the Unsecured Note Holders, are not "substantially similar" within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other law governing an Insolvency Proceeding, (b) the grants of the Liens to

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secure the Senior Secured Debt and the grants of the Liens to secure the Junior Secured Debt constitute two separate and distinct grants of Liens, (c) Senior Secured Note Holders' rights in the Collateral are fundamentally different from the Junior Secured Note Holders' rights in the Collateral and (d) as a result of the foregoing, among other things, the Senior Secured Debt and the Junior Secured Debt and Unsecured Debt must be separately classified in any plan of reorganization proposed or adopted in any Insolvency Proceeding.

4.5 Survival After Bankruptcy. This Agreement shall be applicable both before and after the institution of any Insolvency Proceeding involving Borrower or any other Grantor, including, without limitation, the filing of any petition by or against Borrower or any other Grantor under the Bankruptcy Code or under any other applicable law governing an Insolvency Proceeding and all converted or subsequent cases in respect thereof, and all references herein to Borrower or any Grantor shall be deemed to apply to the trustee for Borrower or such Grantor and Borrower or such Grantor as debtor-in-possession. The relative rights of the Holder Parties in or to any distributions from or in respect of any Collateral or Proceeds shall continue after the institution of any Insolvency Proceeding involving Borrower or any other Grantor, including, without limitation, the filing of any petition by or against Borrower or any other Grantor under the Bankruptcy Code or under any other applicable law governing an Insolvency Proceeding and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, Borrower or any other Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

4.6 Preference Issues. If Collateral Agent or any Senior Secured Note Holder is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other person any amount (a "Recovery"), then the Senior Secured Debt shall be reinstated to the extent of such Recovery and Collateral Agent and the Senior Secured Note Holders shall be entitled to a reinstatement of such Senior Secured Debt with respect to all such recovered amounts. If Collateral Agent or any Junior Secured Note Holder is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other person any Recovery, then the Junior Secured Debt shall be reinstated to the extent of such Recovery and the Collateral Agent and Junior Secured Note Holders shall be entitled to a reinstatement of the Junior Secured Debt with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, then in connection with any Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Section 5. MISCELLANEOUS

5.1 Representations and Warranties. Each Holder Party a party hereto hereby represents and warrants (on its own behalf and not on behalf of any other Holder Party) to the other Holder Parties that: (i) the execution, delivery and performance of this Agreement by such Holder Party is within the powers of such Holder Party, have been duly authorized by such Holder Party, and do not contravene any law, any provision of any of the Purchase Documents to

which such Holder Party is a party or any other agreement to which such Holder Party is a party or by which it is bound, (ii) this Agreement constitutes the legal, valid and binding obligations of such Holder Party, enforceable in accordance with its terms and shall be binding on it (except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by equitable principles) and (iii) such Holder Party has the power and authority to execute this Agreement on behalf of such Holder Party and such Holder Party shall be bound hereby as a result of such execution.

5.2 Modifications to this Agreement. Any waiver, permit, consent or approval by any Holder Party of or under any provision, condition or covenant to this Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Agreement must be in writing and signed on behalf of the Holder Party against whom enforcement is sought.

5.3 Successors and Assigns. This Agreement shall be binding upon each Holder Party and its respective successors and assigns and shall inure to the benefit of each Holder Party and its respective successors, participants and assigns. In connection with any participation or other transfer or assignment of the Senior Secured Debt, the Junior Secured Debt or Unsecured Debt as permitted under the Purchase Documents, a Holder Party shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement.

5.4 Agent for Perfection.

(a) Each Holder Party agrees to hold any Collateral that can be perfected by the possession or control (as control is contemplated as a manner of perfection under the UCC) of such Collateral (or of any account in which such Collateral is held), and any such Collateral or any such account that is in fact in the possession or under the control of a Holder Party, or of agents or bailees of such Holder Party (such Collateral being referred to herein as the "Pledged Collateral"), as bailee and agent for and on behalf of the other Holder Parties solely for the purpose of perfecting the security interest granted to the other Holder Parties in such Pledged Collateral (including, but not limited to, any securities or any deposit accounts or securities accounts, if any) pursuant to the Senior Secured Debt Documents or Junior Secured Debt Documents, as applicable, subject to the terms and conditions of this Section 5.4. Prior to the Discharge of Senior Secured Debt, any Collateral in the possession or under the control of any Holder Party shall be forthwith delivered to the Collateral Agent, except as otherwise may be required by applicable law or court order, subject in each case to the terms of this Agreement. Nothing in this Section 5.4 nor this Agreement shall imply nor create a Lien in favor of any Unsecured Note Holder in any Collateral or other property.

(b) Until the Discharge of Senior Secured Debt has occurred, the Collateral Agent shall, subject to the terms of this Agreement, be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Secured Debt Documents as if the Liens of Junior Secured Note Holders under the Junior Secured Debt Documents did not exist.

(c) Each Holder Party shall have no obligation whatsoever to the other Holder Parties to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to

preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of each Holder Party under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee and agent for and on behalf of the other Holder Parties for purposes of perfecting the Lien held by such other Holder Parties.

(d) Each Holder Party shall not have by reason of the Senior Secured Debt Documents, the Junior Secured Debt Documents or this Agreement or any other document a fiduciary relationship in respect of the other Holder Parties and shall not have any liability to the other Holder Parties in connection with its holding the Pledged Collateral, other than for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

5.5 Transfer of Pledged Collateral to Collateral Agent. Upon the Discharge of Senior Secured Debt, to the extent permitted under applicable law, Collateral Agent shall promptly, without demand and without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to the Junior Secured Note Holders or if still acting in its capacity as Collateral Agent on behalf of the Junior Secured Note Holders, retain such Pledged Collateral for the benefit of the Junior Secured Note Holders, except in the event and to the extent (a) Senior Secured Note Holders have retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Senior Secured Debt and otherwise not in contravention of this Agreement, (b) such Collateral is sold or otherwise disposed of by Collateral Agent or any Senior Secured Note Holder or by a Grantor as provided herein or (c) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Collateral Agent to any third party. The foregoing provision shall not impose on Collateral Agent any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. In connection with any transfer described herein to or for the benefit of the Junior Secured Note Holders, Collateral Agent agrees to take reasonable actions in its power (with all reasonable costs and expenses in connection therewith to be for the account of the Junior Secured Note Holders and to be paid by Borrower) as shall be reasonably requested by the Junior Secured Note Holders to permit Collateral Agent to obtain, for its benefit and the benefit of the Junior Secured Note Holders, a first priority security interest in such Pledged Collateral.

5.6 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below if delivered on a business day during normal business hours, or the first business day following such delivery (if delivered other than on a business day during normal business hours), (ii) on the first business day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth business day following the date of mailing pursuant to subpart (b)

above, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to Senior Secured Note Holders, Junior Secured Note Holders and Unsecured Note Holders:	As set forth on signature pages hereto
To the Collateral Agent:	Collateral Agents, LLC 111 West 57th Street, Suite 1416 New York, NY 10019 Attn: General Counsel Fax: (212) 245-9101

Copies of all notices to Senior Secured Note Holders, Junior Secured Note Holders and Unsecured Note Holders and Collateral Agent, shall also be sent via telecopier to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Attn: Barbara R. Mittman, Esq.
Fax: (212) 697-3575

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Mitchell S. Nussbaum, Esq.
Fax: (212) 202-7829

Chardan Capital Markets LLC
17 State Street, Suite 1600
New York, NY 10004
Attn: Kerry Propper
Fax: (646) 465-9039

Any of the above Holder Parties may change the address(es) to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other Holder Parties in conformity with this Section 5.6, but such change shall not be effective until notice of such change has been received by the other Holder Parties.

5.7 **<u>GOVERNING LAW; JURISDICTION; JURY TRIAL</u>. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other**

than the State of New York. Each Holder Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York City, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Holder Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, return receipt requested, or by deposit with a nationally recognized overnight delivery service, to such Holder Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH HOLDER PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.8 Final Agreement; Counterparts. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. At the request of any party, each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

5.9 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Holder Parties and their respective successors, participants and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

5.10 Continuing Agreement. This Agreement is a continuing agreement and shall remain in full force and effect until the Discharge of the Senior Secured Debt and the Discharge of the Junior Secured Debt. Each Holder Party shall be responsible for keeping itself informed

of (a) the financial condition of the Borrower and the Obligors and all other all endorsers, obligors and/or guarantors of the Senior Secured Debt and Junior Secured Debt and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Secured Debt and Junior Secured Debt. No Holder Party shall have any duty to advise any other Holder Party of information known to it regarding such condition or any such other circumstances. No Holder Party assumes any liability to any other Holder Party or to any other Person with respect to: (i) the financial or other condition of Borrower or Obligors, (ii) the enforceability, validity, value or collectibility of the Senior Secured Debt, and Junior Secured Debt, any Collateral therefor or any guarantee or security which may have been granted in connection with any of the foregoing or (iii) Borrower's or any Obligor's title or right to transfer any Collateral or security.

5.11 Equitable Remedies. The parties hereto acknowledge that the provisions of this Agreement are reasonable and necessary to protect the interests of the parties hereto, that any violation of this Agreement will result in an irreparable injury to the aggrieved party and that damages at law would not be reasonable or adequate compensation to such aggrieved party for violation of this Agreement and that, in addition to any other available remedies, the aggrieved party shall be entitled to have the provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages or posting a bond or other security to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Agreement.

5.12 Subrogation. Subject to the Discharge of Senior Secured Debt, the Junior Secured Note Holders shall be subrogated to the extent of any payments or distributions made by or on behalf of the Junior Secured Note Holders to the holders of Senior Secured Debt, or to the extent payments made on account of the Junior Secured Debt are otherwise applied to payment of the Senior Secured Debt, in each instance, solely by reason of the provisions of this Agreement, to any rights of the holders of Senior Secured Debt to receive payments and distributions on account of the Senior Secured Debt and/or of Proceeds of Collateral applicable to the Senior Secured Debt, if any, until the indefeasible payment in full in cash of all Junior Secured Debt. For purposes of such subrogation, no payments or distributions to the holders of Senior Secured Debt of any cash, securities or other property to which the Junior Secured Note Holder or Collateral Agent on behalf of the Junior Secured Note Holders would have been entitled, except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to the holders of Senior Secured Debt by or on behalf of any Junior Secured Note Holder shall be deemed to be a payment or distribution by any Grantor to or on account of the Senior Secured Debt, it being understood and agreed that the provisions of this Section 5.12 are solely for the purpose of defining the relative rights of the holders of Senior Secured Debt, on the one hand, and the Junior Secured Note Holders, on the other hand.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

COLLATERAL AGENT:

COLLATERAL AGENTS, LLC
as Collateral Agent

By: ______________________
Name: Robert Silver
Title: CEO

ACKNOWLEDGMENT TO INTERCREDITOR AGREEMENT

Each of the undersigned hereby acknowledges and agrees to the terms and provisions of the foregoing Intercreditor Agreement (capitalized terms used and not defined herein having the meanings given such terms in said Intercreditor Agreement). By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Holder Party holding or otherwise controlling Collateral (the "Controlling Creditor") does so as bailee (under the UCC) for and on behalf of the other Holder Parties which have a Lien on such Collateral, and each Controlling Creditor is hereby authorized to and may turn over to Collateral Agent or Senior Secured Note Holder or Junior Secured Note Holder, as the case may be, upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to such Controlling Creditor shall have been fully paid and performed.

Each of the undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Holder Parties to effectuate the provisions and purposes of the foregoing Intercreditor Agreement. Each of the undersigned acknowledges and agrees that (A) the value of any payments or distributions in cash, property or other assets received by the Collateral Agent, Junior Secured Note Holders or Unsecured Note Holders that are paid over to the Senior Secured Debt Holders pursuant to the Intercreditor Agreement shall not reduce any of the Junior Secured Debt or Unsecured Debt, (B) the value of any payments or distributions in cash, property or other assets received by the Collateral Agent, any Unsecured Note Holder or Senior Secured Debt Holders that are paid over to the Junior Secured Note Holders pursuant to the Intercreditor Agreement shall not reduce any of the Unsecured Debt or Senior Secured Debt, and (C) the value of any payments or distributions in cash, property or other assets received by the Collateral Agent, any Junior Secured Note Holder or Senior Secured Debt Holders that are paid over to the Unsecured Note Holders pursuant to the Intercreditor Agreement shall not reduce any of the Junior Secured Debt or Senior Secured Debt.

Dated: October 8, 2009

CHINA CABLECOM HOLDINGS LTD
a British Virgin Islands corporation

By: [signature]
Name:
Title:

CHINA CABLECOM LTD.,
a British Virgin Islands corporation

By: [signature]
Name:
Title: